UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to 13 OR 15(D)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2012 (October 15, 2012)

ACL Semiconductors Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50140	16-1642709
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Room 1701, 17/F, Tower 1
Enterprise Square, 9 Sheung Yuet Road
Kowloon Bay, Kowloon, Hong Kong
(Address of principal executive offices) (Zip Code)

011-852- 2799-1996
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2012, ACL Semiconductors Inc. (the “Company”) entered into an Amended and Restated Finder and Consulting Agreement (the “Agreement”) with Farburn Holdings Limited (“Farburn”), a company incorporated in the British Virgin Islands, pursuant to which the Company agreed to retain Farburn as a finder to introduce to the Company potential acquisition targets and as a consultant to advise the Company on corporate structure and business development of Jussey Investments Limited (“Jussey”), the Company’s newly acquired subsidiary. As consideration for such services, Farburn is entitled to receive (i) a finder’s fee in an amount of $32,000 and (ii) a consultant fee payable in 3,600,000 shares of restricted Common Stock of the Company (the “Shares”). As of the date of this Current Report, the $32,000 finder’s fee and the Shares have not been paid or issued to Farburn.

Farburn will have piggy-back registration right regarding the Shares in the event the Company conducts a registered offering, subject to certain restrictions. The Agreement has customary confidentiality provision and representations and warranties of Farburn. A copy of the agreement is attached hereto as Exhibit 2.1, and the description of the Agreement contained herein is qualified in its entirety by reference to Exhibit 2.1.

Item 9.01.   Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are filed with this Form 8-K.

Exhibits

Exhibit No	Description
10.1	Amended and Restated Finder and Consulting Agreement between the Company and Farburn Holdings Limited, dated October 15, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACL SEMICONDUCTORS INC.

By:	/s/ Kenneth Lap Yin Chan
Kenneth Lap Yin Chan
Chief Operating Officer

Date: October 22, 2012